Exhibit 99.1

Hanmi Exploring Strategic Options

LOS ANGELES — January 9, 2013 — Hanmi Financial Corporation (NASDAQ: HAFC) (“Hanmi”), the holding company for Hanmi Bank, today announced that it has retained DelMorgan & Co. as its financial advisor, and that Hanmi has been engaged and intends to continue to engage in substantive discussions with certain strategic banks and bank holding companies regarding a possible business combination, merger-of-equals or sale transaction. No definitive terms or agreement have been reached at this time and there can be no assurance that any definitive terms will be agreed to or that any definitive agreement will be entered into.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Hanmi Financial Corporation cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the outcome of discussions with any strategic bank or bank holding company regarding a possible business combination, merger-of-equals or sale transaction; whether any definitive terms will be agreed to or that any definitive agreement will be entered into; and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: disruption from the announcement of discussions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on such discussions; general worldwide economic conditions and related uncertainties; and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are identified and discussed in Hanmi Financial Corporation’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and Hanmi Financial Corporation does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value. Additional information is available at www.hanmi.com.

Contact:

Hanmi Financial Corporation

David Yang

Vice President & Corporate Strategy Officer

(213) 637-4798